Exhibit 10.21

FIRST AMENDMENT

TO

PLAINS CAPITAL CORPORATION

EMPLOYEES’ STOCK OWNERSHIP PLAN

(As Amended and Restated Effective January 1, 2006)

WHEREAS, Plains Capital Corporation (the “Company”) has adopted the Plains Capital Corporation Employees’ Stock Ownership Plan, effective January 1, 2004 and as amended and restated as of January 1, 2006 (the “Plan”); and

WHEREAS, pursuant to Section 12.02 of the Plan, the Company has the authority to amend the Plan;

NOW, THEREFORE, effective as of January 1, 2007, the Company hereby amends the Plan as follows:

1. The last sentence of the second paragraph of Section 3.04(a)(ii)(B) of the Plan shall be amended in its entirety to read as follows:

“To the extent no such loan obligation exists, or Dividends are not used to purchase Employer Securities or to satisfy General Obligations of this Plan, such Dividends shall be allocated to the Unallocated General Investments Account of those Participants who satisfy the conditions of Section 3.06. Any such Dividends shall be allocated in the same ratio that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.”

2. The third paragraph of Section 3.04(a)(ii)(B) of the Plan shall be amended in its entirety to read as follows:

“Any cash Dividends received with respect to Employer Securities in the Allocated Employer Securities Account purchased with the proceeds of such Exempt Loan may be used to satisfy General Obligations of the Plan or to repay current principal and then to repay current interest with respect to the Exempt Loan. To the extent no such Exempt Loan exists, such cash Dividends may be used to purchase Employer Securities to the extent available or to satisfy the General Obligations of the Plan. To the extent no such loan obligation exists, or Dividends are not used to purchase employer Securities or to satisfy General Obligations of this Plan, such Dividends may be allocated to each Participant’s General Investment Accounts as provided in the first paragraph of this Section 3.04(a)(ii)(B) or may be distributed in accordance with Section 6.04(c).”

3. The first sentence of Section 3.04(a)(ii)(D) of the Plan shall be amended in its entirety to read as follows:

“Forfeitures occurring during a Plan Year (net of any amount of Forfeitures allocated to the restoration of prior Forfeitures) may be used to reduce Plan expenses or to reduce Employer contributions to the Plan for that Plan Year and/or future Plan Years, or may be allocated to the General Investments Accounts of those Participants who satisfy the conditions of Section 3.06; provided, however, that Company approval is required in order for any Forfeitures that are not in the form of, or converted to, cash to be used to repay an Exempt Loan. Any Forfeitures that are allocated to such Participants’ General Investment Accounts shall be allocated in the same ratio that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.”

4. The last sentence of Section 6.03(b)(ii) of the Plan shall be amended in its entirety to read as follows:

“Notwithstanding any provision of the Plan to the contrary, the ESOP Committee reserves the right to determine whether a Participant’s Vested Account Balance for purposes of a distribution will include any Leveraged Employer Securities acquired with the proceeds of an Exempt Loan prior to the close of the Plan Year in which the Exempt Loan is repaid in full, to the extent permitted by applicable law and subject to: (i) the minimum distribution requirements of Code Section 401(a)(9); (ii) the diversification requirements as set forth in Section 8.08; (iii) the Participant’s death; or (iv) the Participant’s Disability.”

5. Except as amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be approved, ratified and executed by its duly authorized officer, on behalf of the Company, on this 1st day of March, 2007.

PLAINS CAPITAL CORPORATION

By:	/s/ DeWayne V. Pierce
Name:	DeWayne V. Pierce
Title:	Vice Chairman, Chief of Staff